First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

                                                                       2006                                       2005
                                                  ----------------------------------------------      ----------------------------
                                                  September 30,       June 30,        March 31,       December 31,    September 30,
                                                  ------------      -----------      -----------      -----------     ------------
==================================================================================================================================
SELECTED FINANCIAL DATA
(Amounts in thousands)
==================================================================================================================================
Securities available for sale                      $ 1,204,048        1,317,035        1,489,402        1,604,888        1,663,178
Loans and leases:
   Commercial:
    Real estate                                    $ 2,037,311        1,995,287        1,904,305        1,870,483        1,818,217
    Business                                       $   546,976          529,627          504,935          473,571          479,473
                                                   -----------      -----------      -----------      -----------      -----------
     Total commercial loans                        $ 2,584,287        2,524,914        2,409,240        2,344,054        2,297,690

   Residential real estate                         $ 2,254,294        2,245,795        2,209,518        2,182,907        2,136,961
   Home equity                                     $   463,773          446,562          418,719          403,340          383,350
   Other consumer                                  $   178,131          180,041          182,367          178,732          181,488
   Specialized lending                             $   156,281          177,375          164,552          159,759          159,935
   Net deferred costs and discounts                $    26,217           24,617           21,927           19,847           16,153
                                                   -----------      -----------      -----------      -----------      -----------
     Total loans and leases                        $ 5,662,983        5,599,304        5,406,323        5,288,639        5,175,577
   Allowance for credit losses                     $    72,697           72,662           72,441           72,340           72,290
                                                   -----------      -----------      -----------      -----------      -----------
     Loans and leases, net                         $ 5,590,286        5,526,642        5,333,882        5,216,299        5,103,287
Goodwill and other intangibles                     $   752,256          755,118          757,738          760,707          763,250
Total assets                                       $ 8,011,500        8,106,776        8,079,957        8,064,832        8,039,284
Total interest-earning assets                      $ 6,934,014        7,043,036        7,016,550        6,987,526        6,949,644

Deposits:
   Core:
    Savings                                        $ 1,531,048        1,585,934        1,604,326        1,619,187        1,652,552
    Interest-bearing checking                      $ 1,219,743        1,189,275        1,167,361        1,182,995        1,130,264
    Noninterest-bearing                            $   628,321          628,478          584,820          592,076          569,308
                                                   -----------      -----------      -----------      -----------      -----------
     Total core deposits                           $ 3,379,112        3,403,687        3,356,507        3,394,258        3,352,124
   Certificates                                    $ 2,202,362        2,245,620        2,169,838        2,085,154        1,996,097
                                                   -----------      -----------      -----------      -----------      -----------
     Total deposits                                $ 5,581,474        5,649,307        5,526,345        5,479,412        5,348,221

Borrowings                                         $   919,398          990,463        1,082,410        1,096,427        1,163,327
Total interest-bearing liabilities                 $ 5,872,551        6,011,292        6,023,935        5,983,763        5,942,240
Net interest-earning assets                        $ 1,061,463        1,031,744          992,615        1,003,763        1,007,404
Stockholders' equity                               $ 1,383,878        1,360,926        1,367,385        1,374,423        1,380,970
Tangible equity (1)                                $   631,622          605,808          609,647          613,716          617,720
Securities available for sale fair value
   adjustment included in stockholders equity      $   (15,671)         (25,189)         (22,562)         (18,083)         (15,005)
Common shares outstanding (2)                          106,701          106,528          107,721          108,656          109,755
Treasury shares                                          9,250            9,549            8,276            7,280            6,117
Total loans serviced for others                    $   385,107          377,150          378,665          378,253          372,341
==================================================================================================================================
CAPITAL
==================================================================================================================================
Tier 1 risk based capital                                12.63%           11.40%           11.23%           11.01%           11.95%
Total risk based capital                                 13.86%           12.65%           12.48%           12.26%           13.20%
Tier 1 (core) capital                                     8.99%            7.92%            7.57%            7.56%            8.11%
Tangible capital                                          8.99%            7.92%            7.57%            7.56%            8.11%
Equity to assets                                         17.27%           16.79%           16.92%           17.04%           17.18%
Tangible equity to tangible assets(1)                     8.70%            8.24%            8.33%            8.40%            8.49%
Book value per share (2)                           $     12.97            12.78            12.69            12.65            12.58
Tangible book value per share (1)(2)               $      5.92             5.69             5.66             5.65             5.63
==================================================================================================================================
ASSET QUALITY DATA
(Amounts in thousands)
==================================================================================================================================
Non-performing loans:
   Commercial real estate                          $     7,196            7,482            8,122            6,755            8,791
   Commercial business                             $     2,960            2,458            3,074            3,171            2,541
   Residential real estate                         $     3,450            3,904            4,905            5,911            5,389
   Home equity                                     $       667              620              678              567              621
   Other consumer                                  $       633              592              742              953            1,060
   Specialized lending                             $     2,225            2,473            3,089            4,573            3,945
                                                   -----------      -----------      -----------      -----------      -----------
    Total non-performing loans                     $    17,131           17,529           20,610           21,930           22,347
Real estate owned                                  $       659            1,039              986              843            1,097
                                                   -----------      -----------      -----------      -----------      -----------
    Total non-performing assets                    $    17,790           18,568           21,596           22,773           23,444

Net loan charge-offs                               $     1,264            1,335            2,199            2,450            2,226
Net charge-offs to average loans (annualized)             0.09%            0.10%            0.17%            0.19%            0.17%
Provision for credit losses                        $     1,300            1,556            2,300            2,500            1,647
Provision for credit losses as a
   percentage of average loans (annualized)               0.09%            0.11%            0.18%            0.19%            0.13%
Total non-performing loans to total loans                 0.30%            0.31%            0.38%            0.41%            0.43%
Total non-performing assets as a
   percentage of total assets                             0.22%            0.23%            0.27%            0.28%            0.29%
Allowance for credit losses to total loans                1.28%            1.30%            1.34%            1.37%            1.40%
Allowance for credit losses
   to non-performing loans                               424.4%           414.5%           351.5%           329.9%           323.5%

----------------------------------------------------------------------------------------------------------------------------------
Personnel FTE                                            1,891            1,939            1,958            1,984            1,922
Number of branches                                         119              122              120              118              117

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                                    2006                                       2005
                                                -----------------------------------------------  ----------------------------------
                                                Year-to-Date    Third      Second      First     Year Ended    Fourth      Third
                                                September 30   Quarter     Quarter    Quarter    December 31,  Quarter     Quarter
                                                -----------------------  ----------  ----------  ----------  ----------  ----------
===================================================================================================================================
SELECTED OPERATIONS DATA
(Amounts in thousands)
===================================================================================================================================
Interest income                                  $  309,667     105,026     104,011     100,630     375,217      98,475      96,297
Interest expense                                 $  122,652      44,400      40,175      38,077     125,067      35,613      32,801
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Net interest income                          $  187,015      60,626      63,836      62,553     250,150      62,862      63,496
Provision for credit losses                      $    5,156       1,300       1,556       2,300       7,348       2,500       1,647
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Net interest income after provision
     for credit losse                            $  181,859      59,326      62,280      60,253     242,802      60,362      61,849

Noninterest income:
   Banking services                              $   28,895       9,861       9,983       9,051      37,327       9,775      10,115
   Risk management services                      $   33,380      10,855      11,705      10,820      29,838      10,183       8,213
   Employee benefits administration              $    2,830       1,012         923         895       1,588       1,226         362
   Wealth management services                    $    6,396       1,990       2,133       2,273       6,753       1,572       1,700
   Lending and leasing                           $    5,324       1,608       1,969       1,747       7,204       1,935       1,923
   Bank-owned life insurance                     $    2,277         774         756         747       3,837         744         965
   Other                                         $    4,213       3,502         333         378       4,116         776       2,362
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Total noninterest income                     $   83,315      29,602      27,802      25,911      90,663      26,211      25,640

Noninterest expense:
   Salaries and benefits                         $   91,449      31,436      30,411      29,602      99,522      27,630      26,006
   Occupancy and equipment                       $   16,452       5,538       5,241       5,673      18,863       4,905       4,765
   Technology and communications                 $   15,220       5,117       5,109       4,994      19,555       5,573       5,091
   Marketing and advertising                     $    5,354       1,775       1,792       1,787       6,994       1,455       1,685
   Professional services                         $    2,861         929       1,069         863       7,784       1,720       1,718
   Amortization of intangibles                   $    8,964       2,890       2,994       3,080      12,083       3,467       3,254
   Other                                         $   16,776       5,410       5,456       5,910      23,405       5,634       5,289
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Total noninterest expense                    $  157,076      53,095      52,072      51,909     188,206      50,384      47,808

    Income before income taxes                   $  108,098      35,833      38,010      34,255     145,259      36,189      39,681
Income taxes                                     $   37,134      12,275      13,212      11,647      52,400      12,689      15,508
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Net income                                   $   70,964      23,558      24,798      22,608      92,859      23,500      24,173
                                                 ==========  ==========  ==========  ==========  ==========  ==========  ==========
===================================================================================================================================
STOCK AND RELATED PER SHARE DATA
===================================================================================================================================
Net income per share:
   Basic                                         $     0.66        0.22        0.23        0.21        0.85        0.22        0.22
   Diluted                                       $     0.66        0.22        0.23        0.21        0.84        0.21        0.22
Cash dividends                                   $     0.34        0.12        0.11        0.11        0.38        0.10        0.10
Dividend payout ratio                                 51.52%      54.55%      47.83%      52.38%      44.71%      45.45%      45.45%
Dividend yield (annualized)                            3.11%       3.26%       3.15%       3.04%       2.63%       2.74%       2.75%
Market price (NASDAQ: FNFG):
   High                                          $    15.20       15.20       14.74       15.16       15.16       15.15       15.16
   Low                                           $    13.38       13.54       13.44       13.38       12.05       13.35       13.78
   Close                                         $    14.62       14.62       14.02       14.66       14.47       14.47       14.44
===================================================================================================================================
SELECTED RATIOS
===================================================================================================================================
Net income (annualized):
   Return on average assets                            1.18%       1.16%       1.23%       1.14%       1.18%       1.16%       1.20%
   Return on average equity                            6.91%       6.79%       7.27%       6.67%       6.76%       6.76%       6.89%
   Return on average tangible equity (1)              15.39%      15.02%      16.28%      14.88%      14.41%      15.12%      14.84%

Noninterest income as a percentage of net
 revenue                                              30.82%      32.81%      30.34%      29.29%      26.60%      29.43%      28.77%
Efficiency ratio - Consolidated                        58.1%       58.8%       56.8%       58.7%       55.2%       56.6%       53.6%
                 - Banking segment (3)                 52.9%       54.1%       50.6%       53.9%       51.0%       50.1%       49.1%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                                2006                                         2005
                                          --------------------------------------------------  -------------------------------------
                                          Year-to-Date    Third       Second        First     Year Ended     Fourth        Third
                                          September 30    Quarter     Quarter       Quarter   December 31,   Quarter      Quarter
                                          ------------  ----------   ----------   ----------  -----------   ----------   ----------
===================================================================================================================================
SELECTED AVERAGE BALANCES
(Amounts in thousands)
===================================================================================================================================
Securities, at amortized cost              $1,450,660    1,299,108    1,463,333    1,592,764    1,688,250    1,650,915    1,684,748
Loans (4)
Commercial:
   Real Estate                             $1,941,701    2,016,806    1,936,790    1,869,891    1,748,839    1,837,831    1,791,748
   Business                                $  513,041      539,824      520,368      478,253      462,355      469,860      471,258
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
     Total commercial loans                $2,454,742    2,556,630    2,457,158    2,348,144    2,211,194    2,307,691    2,263,006
   Residential                             $2,235,660    2,261,904    2,234,926    2,209,575    2,095,963    2,171,723    2,127,127
   Home equity                             $  435,700      460,241      435,366      410,952      360,519      397,192      366,467
   Other consumer                          $  185,230      182,348      186,903      186,486      186,368      185,191      182,406
   Specialized lending                     $  167,563      163,961      173,566      165,175      159,645      164,174      162,846
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
     Total loans                           $5,478,895    5,625,084    5,487,919    5,320,332    5,013,689    5,225,971    5,101,852

Total interest-earning assets              $6,997,235    6,984,200    7,031,114    6,976,304    6,778,663    6,942,574    6,886,717
Goodwill and other intangibles             $  756,403      753,496      756,491      759,284      729,816      761,802      746,494
Total assets                               $8,050,641    8,033,309    8,082,794    8,035,848    7,852,588    8,012,375    8,002,582

Interest-bearing liabilities:
   Savings accounts                        $1,582,470    1,560,235    1,585,764    1,601,868    1,643,757    1,627,571    1,669,466
   Checking                                $1,178,656    1,205,335    1,181,493    1,148,515    1,174,366    1,169,508    1,151,334
   Certificates of deposit                 $2,184,477    2,236,959    2,207,201    2,107,851    1,831,418    2,043,388    1,905,781
   Borrowed funds                          $1,033,213      928,766    1,045,184    1,127,879    1,176,711    1,102,370    1,183,924
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
     Total interest-bearing liabilities    $5,978,816    5,931,295    6,019,642    5,986,113    5,826,252    5,942,837    5,910,505

Noninterest-bearing deposits               $  587,704      614,880      590,754      556,840      547,599      574,364      584,871
Total deposits                             $5,533,307    5,617,409    5,565,212    5,415,074    5,197,140    5,414,831    5,311,452
Total liabilities                          $6,677,855    6,657,635    6,715,447    6,660,514    6,478,174    6,634,128    6,609,765
Net interest-earning assets                $1,018,419    1,052,905    1,011,472      990,191      952,411      999,737      976,212
Stockholders' equity                       $1,372,786    1,375,674    1,367,347    1,375,334    1,374,414    1,378,246    1,392,817
Tangible equity (1)                        $  616,383      622,178      610,856      616,050      644,598      616,444      646,323
Common shares outstanding (2):
   Basic                                      107,206      106,599      106,985      108,042      109,646      109,011      110,227
   Diluted                                    108,176      107,548      107,897      109,026      110,658      110,032      111,239
===================================================================================================================================
SELECTED AVERAGE YIELDS/RATES
(Tax equivalent basis)
===================================================================================================================================
Securities, at amortized cost                    4.07%        4.17%        4.07%        3.99%        3.67%        3.86%        3.71%
Loans
Commercial:
   Real Estate                                   6.89%        6.87%        6.89%        6.90%        6.68%        6.76%        6.71%
   Business                                      7.43%        7.67%        7.48%        7.12%        6.46%        6.83%        6.50%
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
     Total commercial loans                      7.00%        7.04%        7.02%        6.95%        6.63%        6.78%        6.67%
   Residential                                   5.56%        5.56%        5.57%        5.56%        5.54%        5.49%        5.53%
   Home equity                                   6.83%        6.97%        6.84%        6.67%        6.13%        6.32%        6.23%
   Other consumer                                7.45%        7.58%        7.44%        7.33%        6.71%        6.77%        7.03%
   Specialized lending                           9.84%        8.67%       10.27%       10.55%       10.67%       10.66%       10.67%
     Total loans                                 6.50%        6.50%        6.53%        6.47%        6.27%        6.33%        6.30%

Total interest-earning assets                    5.99%        6.06%        6.00%        5.89%        5.60%        5.73%        5.64%

Savings accounts                                 1.46%        1.56%        1.46%        1.36%        1.09%        1.26%        1.13%
Interest-bearing checking                        1.76%        1.96%        1.79%        1.51%        1.15%        1.37%        1.14%
Certificates of deposit                          3.77%        4.06%        3.78%        3.43%        2.77%        3.16%        2.86%
Borrowed funds                                   3.65%        3.99%        3.18%        3.79%        3.62%        3.61%        3.68%
     Total interest-bearing liabilities          2.74%        2.97%        2.67%        2.58%        2.14%        2.37%        2.20%

Tax equivalent net interest rate spread          3.25%        3.09%        3.33%        3.31%        3.46%        3.36%        3.44%
Tax equivalent net interest rate margin          3.65%        3.54%        3.71%        3.68%        3.75%        3.70%        3.75%

----------

(1)   Excludes goodwill and other intangible assets.
(2)   Excludes unallocated ESOP shares and unvested restricted stock shares.
(3) Includes operating results for the banking activities segment as defined in the Company's quarterly and annual reports.
(4)   Includes nonaccrual loans.